Exhibit 1.1

Business Company No: 1999277

BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004 (AS AMENDED)

Third Amended and Restated

Memorandum and Articles of Association

of

CN ENERGY GROUP. INC.

中北能源集团有限公司

Incorporated on 23 November 2018

Amended and Restated on 11 September 2019

Amended and Restated on 20 April 2020

Amended and Restated on 22 July 22

BVI BUSINESS COMPANIES ACT, 2004 (AS AMENDED)

THIRD AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

CN ENERGY GROUP. INC.

中北能源集团有限公司

1COMPANY NAME

1.1The name of the Company is CN ENERGY GROUP. INC. The company has a foreign character name in addition: 中北能源集团有限公司, this is a combination of translation and transliteration in the Chinese language of the name of the Company in English. The full name of the Company (and its foreign character name, if applicable) shall be clearly stated in every:

(a)	written communication sent by, or on behalf of, the Company; and
(b)	document issued or signed by, or on behalf of, the Company that evidences or creates a legal obligation of the Company.
1.2

The Company may from time to time change the Company’s name (or foreign character name, if applicable) by Resolution of Directors or Resolution of Members. A change of name (or foreign character name) takes effect from the date that the Registrar issues a change of name certificate.

2COMPANY STATUS.

2.1The Company is a company limited by shares.

2.2The Company is a legal entity in its own right separate from its Members and continues in existence until it is dissolved.

3LIABILITY OF MEMBERS

3.1The liability of each Member is limited to:

(a)the amount from time to time unpaid on that Member's Shares;

(b)any liability expressly provided for in this Memorandum or the Articles; and

(c)any liability to repay a Distribution pursuant to section 58(1) of the Act.

4REGISTERED AGENT

4.1The first registered agent of the Company is Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands and the current registered agent of the Company is Tricor Services (BVI) Limited of 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands and the registered agent of the Company thereafter will be such other registered agent as the directors or members may decide from time to time.

5REGISTERED OFFICE

5.1The first registered office of the Company is situated at offices of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin and the current registered office of the Company is at the offices of Tricor Services (BVI) Limited, 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.

5.2The Company may change its Registered Office by Resolution of Directors or Resolution of Members, provided that the Registered Office is at all times at the office of its Registered Agent in the British Virgin Islands.

6CAPACITY AND POWERS

6.1Subject to the Act, any other British Virgin Islands legislation, this Memorandum and/or the Articles, the Company has, irrespective of corporate benefit:

(a)full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)for the purposes of Sub-Clause 6.1 (a), full rights, powers and privileges.

6.2For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

7NUMBER AND CLASSES OF SHARES

7.1The Company is authorised to issue an unlimited number of no par value Shares divided into two classes as follows:

(a)Class A Ordinary Shares of no par value; and

(b)Class B Ordinary Shares of no par value.

7.2The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

7.3The Company may issue a class of Shares in one or more series. The division of a class of Shares into one or more series and the designation to be made to each series shall be determined by the Directors from time to time by a Resolution of Directors.

8RIGHTS CONFERRED BY SHARES

8.1Subject to this Memorandum and the Articles, each holder of Class A Ordinary Share confers on the holder thereof the right to:

(a)one vote for each such share on any Resolution of Members, and shall be entitled to notice of any members' meeting in accordance with the Articles;

(b)an equal share in any dividend paid to Class A Ordinary Shares by the Company; and

(c)an equal share in the Distribution of the surplus assets of the Company.

8.2Subject to this Memorandum and the Articles, each Class B Ordinary Share confers on the holder thereof the right to:

(a)fifty (50) votes for each such share on vote on any Resolution of Members, and shall be entitled to notice of any members' meeting in accordance with the Articles;

(b) an equal share in any dividend paid to Class B Ordinary Shares by the Company;

(c)convert, at the option of the holder thereof, into the number of fully paid and non-assessable Class A Ordinary Shares on a one-for-one basis. For the avoidance of doubt, except as required under applicable laws or regulations, no additional consideration shall be payable upon such conversion.

(d)No fractional Class A Ordinary Shares shall be issued upon conversion of the Class B Ordinary Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

8.3New or additional Shares of any class, or any bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for Shares of any class, may be issued and disposed of by the Board on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board in its absolute discretion may deem advisable.

8.4Notwithstanding anything to the contrary in the Articles, in no event may any Class A Ordinary Share be converted into Class B Ordinary Shares.

8.5The rights conferred upon the holders of the Shares of any class may only be varied, whether or not the Company is in liquidation, either by a resolution:

(a)approved at a Members Meeting by the affirmative vote of a Majority of the votes of the Shares of the class being varied and entitled to vote, which were present at the Members Meeting (in person or by their duly appointed Proxy) and were voted; or

(b)consented to in writing by a Majority of the votes of the Shares of the class being varied and entitled to vote, without the need for any notice, and may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more Members.

8.6The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or by the redemption or purchase of shares of any class by the Company.

9REGISTERED SHARES

9.1The Company shall issue registered shares only.

9.2The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

10AMENDMENTS TO THE MEMORANDUM AND ARTICLES

10.1Subject to Clause 8.2, the Company may amend this Memorandum and/or the Articles by Special Majority Resolution of Directors or Special Majority Resolution of Members, save that no amendment may be made by a Special Majority Resolution of Directors:

(a)to restrict the rights or powers of the Members to amend this Memorandum and/or the Articles; or

(b)to change the percentage of Members required to pass a Resolution of Members to amend this Memorandum and/or the Articles; or

(c)in circumstances where this Memorandum and/or the Articles may only be amended by the Members; or

(d)to Clause 8 or this Clause 10.

10.2Any amendment to this Memorandum or the Articles will take effect from the date the notice of amendment, or restated memorandum and articles incorporating the amendment, is registered by the Registrar or from such other date as determined pursuant to the Act.

11DEFINITIONS AND INTERPRETATION

11.1In this Memorandum and the Articles, except where the context requires otherwise, the following words and expressions shall have the following meanings:

Acquire	to purchase, redeem or otherwise acquire (and “Acquisition” and “Acquired” shall be construed accordingly);
Act	the BVI Business Companies Act, 2004 (as amended from time to time) and includes the BVI Business Companies Regulations 2012 and any other regulations made under the Act from time to time;
Agent	an Eligible Person (including a Director) appointed as an agent of the Company;
Alternate Director	a Director or an Eligible Person whose name is entered in the Register of Directors as an alternate for a Director;
Appointing Director	a Director who has appointed an Alternate Director;
Articles	the Company's articles of association, attached to this Memorandum, as amended from time to time;
Board	the board of directors of the Company;
Business Days	a day (other than Saturday or Sunday) on which banks are open for general business in the British Virgin Islands;
Chairperson

the chairperson of a Members Meeting who shall be the Chairperson of the Board, however:

(a)

if there is no Chairperson of the Board or if they are not present at the Members Meeting, the Members present shall choose one of their number to be the Chairperson; and

(b)

if the Members are unable to choose a Chairperson for any reason, then the person representing the greatest number of voting Shares present in person or by Proxy at the Members Meeting shall preside as Chairperson, failing which the oldest individual Member or representative of a Member present at the Members Meeting shall be the Chairperson;

Chairperson of the Board	a Director who has been appointed as the chairperson of a Directors Meeting;
Charge	any mortgage, charge or other form of security over a Share (and “Charged” shall be construed accordingly);
Charged Shares	has the meaning ascribed to it in Sub-Regulation 7.1;
Chargee	any Eligible Person to whom a Charge has been granted or any nominee of that Eligible Person;
Class A Ordinary Share	means a Class A Ordinary Share of the Company of no par value, each with the right provided for in the Memorandum;
Class B Ordinary Share	means a Class B Ordinary Share of the Company of no par value, each with the rights provided for in the Memorandum;
Committee	a committee of Directors, each consisting of one or more Directors;
Committee Meeting	a duly convened and constituted meeting of the Committee Members;
Committee Member	a member of a Committee;
Company Records	means the: (a) Registers; (b) Minute Book; and (c) Records and Documentation;
Controller	an individual that is the sole Member and sole Director;
Designated Stock Exchange

means the New York Stock Exchange or the NASDAQ Global Select Market, as applicable, for as long as the Company’s Shares are listed thereon, and any other Recognised Exchange on which the Company’s Shares may be listed from time to time.

Director	an Eligible Person whose name is entered in the Register of Directors as a director of the Company;
Directors Meeting	a duly convened and constituted meeting of Directors;
Distribution

in relation to a distribution by the Company means:

(a)

the direct or indirect transfer of an asset, other than the Company’s own Shares, to or for the benefit of a Member; or

(b)

the incurring of a debt to or for the benefit of a Member, in relation to Shares held by that Member, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

Electronic Transactions Act	the Electronic Transactions Act, 2001 (as amended from time to time);

Eligible Person	individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;
Exchange Act	The Securities Exchange Act of 1934 of the United States (as amended from time to time);
Exchange Rules	the listing rules of the Designated Stock Exchange, to the extent applicable and any other relevant code, rules and regulations as amended and revised from time to time;
Independent Director	a Director who is an independent director as defined in the Exchange Rules as determined by the Board;
Insolvency Act	the Insolvency Act, 2003 (as amended from time to time);
IPO Date	the date on which the Company’s Shares are first traded on the Designated Stock Exchange;
Majority	means in excess of fifty (50) per cent.;
Member	an Eligible Person whose name is entered in the Register of Members as the holder of one or more Shares or fractional Shares;
Members Meeting	a duly convened and constituted meeting of Members;
Memorandum	this, the Company's memorandum of association, as amended from time to time;
Minute Book	means the minutes and/or written resolutions (as applicable) of all: (a) Resolutions of Members and of classes of Members; and (b) Resolutions of Directors and of Committees;
MLAT	the Mutual Legal Assistance (Tax Matters) (Amendment) Act, 2012 (as amended from time to time);
Officer	an Eligible Person appointed as an officer of the Company;
Ordinary Share	an ordinary share of the Company of no par value;
Parent	has the meaning defined in the Act;
Prohibited Powers

any of the following powers to:

(a)

amend this Memorandum or the Articles;

(b)

designate a Committee;

(c)

delegate powers to a Committee;

(d)

appoint or remove Directors;

(e)

appoint or remove an Agent;

(f)

approve a plan or merger, consolidation or arrangement;

(g) make a declaration of solvency or to approve a liquidation plan; and/or (h) make a determination that the Company will, immediately after a proposed Distribution, satisfy the Solvency Test;
Proxy	an Eligible Person who has been duly appointed by a Member (in accordance with the Act and Regulation 12) to be its proxy at a Members Meeting;
Records and Documents	has the meaning ascribed to it in Sub-Regulation 29;
Recognised Exchange	has the meaning given in the Act;
Register of Charges	a register of charges that the Company maintains at its Registered Office, which contains details of each charge it has created over its assets;
Register of Directors	the Company's register of Directors, maintained in accordance with the Act;
Register of Members	the Company's register of Members, maintained in accordance with the Act;
Registered Agent	the Company's registered agent, as appointed from time to time, in accordance with the Act;
Registered Office	the Company's registered office maintained in accordance with the Act;
Registers	the Register of Members and the Register of Directors;
Registrar	the Registrar of Corporate Affairs in the British Virgin Islands;
Reserve Director	an Eligible Person whose name is entered in the Register of Directors as being nominated a reserve director of the Company by a Controller;
Resolution of Directors

either a resolution:

(a)

approved at a Directors Meeting or Committee Meeting by the affirmative vote of a Majority of Directors entitled to vote thereon or by a Majority of Committee Members, as the case may be, entitled to vote thereon which were present at the Directors Meeting (in person or by their duly appointed Alternate Director) who voted, except that where a Director is given more than one vote, he or she shall be counted by the number of votes he or she casts for the purpose of establishing a Majority of Directors Majority or Majority of Committee Members, as the case may be; or

(b)

consented to in writing by a Majority of Directors (in person or by their duly appointed Alternate Director) or by a Majority of the Committee Members as the case may be, without the need for any notice, and may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more Directors (in person or by their duly appointed Alternate Director);
Resolution of Members

either a resolution:

(a)

approved at a Members Meeting by the affirmative vote of a Majority of the votes of the Shares entitled to vote thereon which were present at the Members Meeting (in person or by their duly appointed Proxy) and were voted; or

(b)

consented to in writing by a Majority of the votes of the Shares entitled to vote thereon, without the need for any notice, and may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more Members;

Seal	any seal which has been duly adopted as the common seal of the Company, and shall include reference to an electronic seal which satisfies the requirements of the Electronic Transactions Act;
Securities	shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire shares or debt obligations;
Securities Act	the Securities Act of 1933 of the United States (as amended from time to time);
Securities Exchange Act	the Securities Exchange Act of 1934 of the United States (as amended from time to time);
Share	a share issued or to be issued in the Company;
Solvency Test	the Company satisfies the solvency test if the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due;
Special Majority	means in excess of two thirds;
Special Majority Resolution of Directors

either a resolution:

(a)

approved at a Directors Meeting or Committee Meeting by the affirmative vote of a Special Majority of Directors entitled to vote thereon or by a Special Majority of Committee Members, as the case may be, entitled to vote thereon which were present at the Directors Meeting (in person or by their duly appointed Alternate Director) who voted, except that where a Director is given more than one vote, he or she shall be counted by the number of votes he or she casts for the purpose of establishing a Special Majority of Directors Special Majority or Special Majority of Committee Members, as the case may be; or

(b)consented to in writing by a Special Majority of Directors (in person or by their duly appointed Alternate Director) or by a Special Majority of the Committee Members as the case may be, without the need for any notice, and may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more Directors (in person or by their duly appointed Alternate Director);

Special Majority Resolution of Members

either a resolution:

(a)

approved at a Members Meeting by the affirmative vote of a Special Majority of the votes of the Shares entitled to vote thereon which were present at the Members Meeting (in person or by their duly appointed Proxy) and were voted; or

(b)

consented to in writing by a Special Majority of the votes of the Shares entitled to vote thereon, without the need for any notice, and may consist of several documents, including written electronic communication, in like form each signed or assented to by one or more Members;

Subsidiary	has the meaning defined in the Act; and
Treasury Share	a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled, in accordance with the Act.

11.2In this Memorandum and the Articles:

(a)a Clause or Sub-Clause is a reference to a clause or sub-clause of this Memorandum;

(b)a Regulation or Sub-Regulation is a reference to a regulation or sub-regulation of the Articles;

(c)voting by Members is a reference to the casting of the votes attached to the Shares held by the Member voting;

(d)words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all entities capable of having a legal existence;

(e)reference to any provision of law (including but not limited to the Act, the Electronic Transactions Act) is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(f)reference to this Memorandum or to the Articles is a reference to those documents as amended from time to time;

(g)the headings are for convenience only and shall not affect the construction of this Memorandum or the Articles;

(h)reference to a thing being written or in writing includes all forms of writing, including all electronic records which satisfy the requirements of the Electronic Transactions Act, including (but not limited to) information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy;

(i)reference to a thing being signed or to a person's signature shall include reference to an electronic signature which satisfies the requirements of the Electronic Transactions Act;

(j)any words or expressions defined in the Act shall have the same meaning in this Memorandum and the Articles and unless otherwise required by the context or unless otherwise defined in this Memorandum or the Articles;

(k)where a period of time is expressed as a number of days, the days on which the period begins and ends are not included in the computation of the number of days;

(l)headings are inserted for convenience only and shall be disregarded in the construction of or the interpretation of this Memorandum and the Articles; and

(m)a reference to the Exchange Rules shall only apply if, and for so long as, the Company’s Shares are listed on a Designated Stock Exchange.

We, Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar of Corporate Affairs for the incorporation of the Company this 23rd day of November, 2018.

Incorporator
Sgd: Alyson Parker / Ann Penn
Alyson Parker / Ann Penn
Authorised Signatories
Sertus Incorporations (BVI) Limited

BVI BUSINESS COMPANIES ACT, 2004 (AS AMENDED)

ARTICLES OF ASSOCIATION

OF

CN ENERGY GROUP. INC.

中北能源集团有限公司

1DISAPPLICATION OF THE ACT

1.1The following sections of the Act shall not apply to the Company:

(a)section 46 (Pre-emptive rights);

(b)section 60 (Process for acquisition of own shares);

(c)section 61 (Offer to one or more shareholders);

(d)section 62 (Shares redeemed otherwise than at the option of company); and

(e)section 175 (Disposition of assets).

2SHARES

2.1Subject to the provisions of the Act, these Articles, the Memorandum, the Exchange Rules (if applicable, where any of the Shares in the Company are listed on a Designated Stock Exchange) and to any special rights conferred on the holders of any Shares or class of shares, Shares and other securities may be issued, and options to acquire Shares may be granted, at such times, to such Eligible Persons, for such consideration and on such terms as the Directors may determine by a Resolution of Directors.

2.2A Share may be issued for consideration in any form, or combination of forms, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.3No Shares may be issued for a consideration which is in whole or in part other than money, unless a Resolution of Directors has been passed stating:

(a)the amount to be credited for the issue of the Shares; and

(b)that, in their opinion, the present cash value of the non-money consideration and the money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.4The Company may issue bonus Shares.

2.5A Share is deemed to be issued when the name of the Eligible Person is entered in the Register of Members.

3SHARE CERTIFICATES

3.1Subject to sub-regulation 3.5, each Member is entitled to a certificate:

(a)signed by a Director or Officer, or any other person authorised by Resolution of Directors; or

(b)under the Seal,

specifying the number of Shares held by him or her, and the signature of the Director, Officer or authorised person and the Seal may be facsimiles.

3.2Each Member who receives a share certificate shall indemnify and hold the Company, its Directors and Officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any Eligible Person by virtue of the possession thereof.

3.3If a share certificate is worn out or lost, it may (subject to the prior written consent of any Chargee whose interest has been noted on the Register of Members) be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as the Directors may reasonably require.

3.4If several Eligible Persons are registered as joint holders of any Shares, the Company is not bound to issue more than one certificate in relation to those Shares and delivery of a share certificate to one of several joint holders of Shares shall be sufficient delivery to all.

3.5Nothing in these Articles shall require title to any Shares or other securities to be evidenced by a certificate if the Act and the Exchange Rules permit otherwise. With effect from the IPO Date, no holder of Shares of any class in the Company shall have the right to require the issuance or provision to them at any time of any certificate in respect of Shares held by them.

3.6If a holder of Shares of any class received one or more certificates at any time prior to the IPO Date in respect of any Shares of any class owned by the holder in the Company, such holder shall return the originals of all such certificates to the Company for cancellation promptly upon request to do so by the Company or, if earlier, at the time of any transfer or purported transfer or other disposition of such Shares. The Company may by Resolution of Directors unilaterally cancel any original share certificates issued prior to the IPO Date that are not promptly returned upon request by the Company. Any certificates so cancelled shall be null and void and, for the avoidance of doubt, Sub-Regulation 3.2 shall apply in respect of such cancelled share certificates that are not returned to the Company.

4REGISTER OF MEMBERS

4.1Subject to the Act, the Company shall keep a Register of Members containing:

(a)the name and address of each Eligible Person who holds Shares;

(b)the number of each class and series of Shares held by each Member;

(c)the date on which the name of each Member was entered in the Register of Members; and

(d)the date on which any Eligible Person ceased to be a Member.

4.2The entry of an Eligible Person on the Register of Members as a holder of a Share is prima facie evidence that legal title in the Share vests in that Eligible Person.

4.3The Company may treat the holder of a Share issued by the Company as the only Eligible Person entitled to:

(a)exercise any voting rights attached to the Share;

(b)receive notices;

(c)receive a Distribution in respect of the Share; and

(d)exercise other rights and powers attached to the Share.

4.4The Register of Members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original Register of Members.

4.5The Company may elect to file a copy of its Register of Members with the Registrar, to make it available for public inspection, in accordance with the Act (a “Public Register of Members”).

4.6Once the Public Register of Members has been filed with the Registrar, the Company is bound by its contents. Each time the Register of Members is updated, amended or altered in any way, the Company must file a copy of the same with the Registrar, to update the Public Register of Members. The Company may elect to cease registering such changes by filing a notice with the Registrar, in accordance with the Act.

5TRANSFER OF SHARES

5.1Subject to the Act and Sub-Regulation 5.7, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company so that the Register of Members can be updated to reflect and effect the share transfer. If the transfer imposes a liability to the Company on the transferee, the transferee must also sign the written instrument of transfer.

5.2Subject to Sub-Regulation 5.3, the Company shall, on receipt of an instrument of transfer, enter the name of the transferee in the Register of Members.

5.3Subject to Sub-Regulation 7.4, the Directors may resolve to refuse or delay the registration of the transfer of Shares. Where the Directors do so, they must specify the reason(s) for this refusal or delay in a Resolution of Directors. The Directors may refuse or delay the registration of a transfer of Shares if the transferor has failed to pay an amount due in respect of those Shares.

5.4Where the Directors pass a Resolution of Directors pursuant to Sub-Regulation 5.3, the Company shall, as soon as reasonably practicable, send the transferor and the transferee a notice of the refusal or delay in the approved form.

5.5Subject to section 41(1A) of the Act, the transfer of a Share is effective when the name of the transferee is entered on the Register of Members.

5.6If the Directors are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by a Resolution of Directors:

(a)to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)that the transferee’s name should be entered in the Register of Members, notwithstanding the absence of the instrument of transfer.

5.7Where Shares are listed on a Designated Stock Exchange:

(a)	Sub-Regulations 5.1 to 5.6 shall not apply; and
(b)

the Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the Exchange Rules pursuant to the provisions of section 54A of the Act and other requirements applicable to Shares listed on the Designated Stock Exchange.

6REDEMPTION OF SHARES, SURRENDER OF SHARES AND TREASURY SHARES

6.1Subject to the Act and these Articles, the Company may Acquire and hold its own Shares save that the Company may not Acquire its own Shares without the consent of Members whose Shares are to be Acquired unless the Company is permitted by the Act or any other provision in the Memorandum or these Articles to Acquire the Shares without their consent.

6.2The Company may only offer to Acquire Shares if the Resolution of Directors authorising the Acquisition contains a statement that the Directors are satisfied (on reasonable grounds) that immediately after the Acquisition the Company will be able to satisfy the Solvency Test.

6.3Shares that the Company Acquires may be cancelled or held as Treasury Shares. Unless the Shares Acquired are held as Treasury Shares, any Shares Acquired by the Company shall be deemed to be cancelled immediately on completion of the Acquisition of the Shares.

6.4The Company may Acquire its own fully paid Share(s) for no consideration by way of surrender of such Share(s) to the Company by the Member whose Share(s) are being surrendered. Any such surrender shall be in writing and signed by the Member whose Share(s) are being surrendered.

6.5The number of Shares held as Treasury Shares (when aggregated with Shares of the same class already held as Treasury Shares) cannot exceed 50 per cent. of the Shares of that class previously issued by the Company (excluding Shares that have been cancelled).

6.6Shares which have been cancelled shall be available for reissue.

6.7All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

6.8Treasury Shares may be transferred or disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and these Articles) as the Company may by a Resolution of Directors determine.

7MORTGAGES OF SHARES AND CHARGES OVER SHARES

7.1Members may Charge their Shares. If a Member has created a Charge over any of their Shares, such Shares shall be referred to as the “Charged Shares”.

7.2At the written request of a Member who has Charged Shares, the following shall be entered in the Register of Members:

(a)a statement that such Charged Shares are Charged;

(b)the name of the Chargee; and

(c)the date on which the particulars specified in Sub-Regulations 7.2(a) and 7.2 (b) are entered in the Register of Members.

7.3Whilst particulars of a Charge over Shares are entered in the Register of Members, the Company shall not, without the prior written consent of the named Chargee:

(a)effect the transfer of any such Charged Share; or

(b)Acquire any such Charged Share; or

(c)replace a share certificate in respect of any such Charged Share.

7.4Notwithstanding anything contained in the Memorandum or these Articles, the Directors shall not decline to register any transfer of Charged Shares, nor may they suspend registration thereof, where such transfer is:

(a)to any Chargee, whose interest has been noted on the Register of Members; or

(b)by any such Chargee, pursuant to the power of sale under its Charge; or

(c)by any such Chargee, in accordance with the terms of the relevant security document creating the Charge.

7.5Where particulars of a Charge are entered in the Register of Members, such particulars may be cancelled:

(a)with the written consent of the named Chargee or anyone authorised to act on its behalf; or

(b)upon evidence satisfactory to the Directors of the discharge of the liability secured by the Charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

8FORFEITURE

8.1Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose, Shares issued for a promissory note or other written obligation to contribute money or property, or a contract for future services are deemed to be not fully paid.

8.2A written notice of call (a “Forfeiture Notice”) shall be served on a Member who defaults in making payment in respect of any Shares held by him or her (the “Forfeiture Shares”).

8.3A Forfeiture Notice must:

(a)specify a date that the Member should make payment for the Forfeiture Shares;

(b)provide a further date (no earlier than 14 days from the date that the Forfeiture Notice was served) on, or before which, payment for the Forfeiture Shares is required (a “Payment Date”); and

(c)contain a statement that in the event of non-payment at or before the Payment Date, the Forfeiture Shares (or any of them) will be liable to be forfeited.

8.4Where a Forfeiture Notice has been served pursuant to Sub-Regulations 8.2 and 8.3(a), and the requirements of the Forfeiture Notice have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Forfeiture Shares.

8.5The Company is under no obligation to refund any moneys to a Member whose Shares have been cancelled pursuant to Sub-Regulation 8.4 and that Member shall be discharged from any further obligation to the Company.

9DISTRIBUTIONS

9.1Subjection to Sub-Regulation 9.2, the Directors may, by Resolution of Directors, authorise a Distribution by the Company to the Members at such time and of such amount as they think fit, if they are satisfied (on reasonable grounds) that the Company will, immediately after the Distribution, satisfy the Solvency Test.

9.2If, after a Distribution is authorised (but before it is made) the Directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the Distribution is made, then such Distribution is deemed not to have been authorised.

9.3Distributions may be paid in money, shares or other property.

9.4The Directors may, before recommending any Distribution, set aside out of the profits of the Company such sums as they think proper as a reserve which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

9.5If several Eligible Persons are registered as joint holders of any Share, any of them may give effectual receipt for any Distribution or other monies payable on or in respect of the jointly held Share.

9.6Notice of any Distribution that may have been declared shall be given to each Member pursuant to Regulation 30.

9.7All Distributions that are unclaimed for three years after having been declared may be forfeited by a Resolution of Directors, for the benefit of the Company.

9.8No Distribution shall bear interest against the Company or be paid on those shares which are held by the Company as Treasury Shares at the date of the Distribution is declared.

10MEETINGS OF MEMBERS

10.1The Company may, but shall not (unless required by the Exchange Rules, if applicable) be obligated to, in each year hold a Members Meeting as an annual general meeting, which, if held, shall be convened by the Board, in accordance with these Articles.

10.2A Members Meeting may be convened by:

(a)a Director at such times and in such manner and places, within or outside the British Virgin Islands, as the Director considers necessary or desirable; or

(b)the Directors, upon the written request of Members entitled to exercise 30 per cent. (or more) of the voting rights in respect of the matter for which the Members Meeting is requested.

10.3The Director convening a Members Meeting shall give not less than seven days’ notice of a Members Meeting to:

(a)those Members whose names appear on the Register of Members on the date the notice is given and who are entitled to vote at the Members Meeting; and

(b)the other Directors.

10.4The Director convening a Members Meeting may fix as the record date for determining those Members that are entitled to vote at the Members Meeting the date notice is given of the Members Meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

10.5A Members Meeting held in contravention of the requirement to give notice is valid if Members holding at least 90 per cent. of the total voting rights on all the matters to be considered at the Members Meeting have waived notice of the Members Meeting and, for this purpose, the presence of a Members at the Members Meeting shall constitute waiver in relation to all the Shares which that Members holds.

10.6The inadvertent failure of a Director who convenes a Members Meeting to give notice of a Members Meeting to a Member or another Director, or the fact that a Member or another Director has not received notice, does not invalidate the Members Meeting.

11PROCEEDINGS AT MEETINGS OF MEMBERS

11.1No business shall be transacted at any Members Meeting unless a quorum of Members is present at the time when the Members Meeting proceeds to business. A Members Meeting is duly constituted if, at the commencement of the Members Meeting, there are present in person (or by Proxy) holders of a Majority of the voting rights of the Shares or class or series of Shares entitled to vote on the resolutions to be considered at the Members Meeting. A quorum may comprise a single Member (or Proxy) and then such person may pass a Resolution of Members and a certificate signed by such Member (accompanied by a copy of the proxy instrument if such person is a Proxy) shall constitute a valid Resolution of Members.

11.2A Member shall be deemed to be present at a Members Meeting if:

(a)the Member (or its Proxy) participates by telephone or other electronic means; and

(b)all Members and Proxies participating in the Members Meeting are able to hear each other.

11.3Subject to Sub-Regulation 11.4, if a Members Meeting is convened upon the requisition of a Director or in any other case and a quorum is not present within two hours from the time appointed for the Members Meeting, the Members Meeting shall stand adjourned to the next business day in the jurisdiction in which the Members Meeting was to have been held at the same time and place or to such other time and place as the Directors may determine by a Resolution of Directors. If, at the adjourned Members Meeting, there are present within one hour from the time appointed for the adjourned Members Meeting in person or by Proxy not less than one third voting rights of the Shares or class or series of Shares entitled to vote on the matters to be considered by the Members Meeting, those present shall constitute a quorum but otherwise the Members Meeting shall be dissolved.

11.4If a Members Meeting is convened upon the requisition of the Members, and a quorum is not present within two hours from the time appointed for the Members Meeting, the Members meeting shall be dissolved.

11.5The Chairperson may, with the consent of the Members at the Members Meeting, adjourn any Members Meeting from time to time, and from place to place, but no business shall be transacted at any adjourned Members Meeting other than the business left unfinished at the Members Meeting from which the adjournment took place.

11.6A resolution put to the vote in a Members Meeting shall be decided on a show of hands by the Members holding a Majority of the voting rights of the Shares or class or series of Shares entitled to vote on Resolutions of Members to be considered at the Members Meeting.

11.7A declaration by the Chairperson that a Resolution of Members has, on a show of hands been approved, and an entry is made to that effect in the Minute Book, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such Resolution of Members.

11.8At any Members Meeting, the Chairperson is responsible for deciding in such manner as he or she considers appropriate, whether any resolution proposed has been carried or not and the result of his or her decision shall be announced to the Members Meeting and recorded in the minutes of the Members Meeting. If the Chairperson has any doubt as to the outcome of the vote on a proposed resolution, he or she shall cause a poll to be taken of all votes cast upon such resolution. If the Chairperson fails to take a poll then any Member present in person or by Proxy who disputes the announcement by the Chairperson of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairperson shall cause a poll to be taken. If a poll is taken at any Members Meeting, the result shall be announced to the Members Meeting and recorded in the minutes of the Members Meeting.

11.9The right of any individual to speak for or represent a Member who is not an individual shall be determined by the law of the jurisdiction where, and by the documents by which, such Member is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Member or the Company.

11.10Any Member who is not an individual may, by resolution of its directors or other governing body, authorise such individual as it thinks fit to act as its representative at any Members Meeting or of any meeting of a class of Members, and such individual shall be entitled to exercise the same rights on behalf of the Member which he or she represents as that Member could exercise if it were an individual Member.

11.11The Chairperson of any Members Meeting at which a vote is cast by Proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such Proxy or authority which shall be produced within seven (7) days of being so requested or the votes cast by such Proxy or on behalf of such Eligible Person shall be disregarded.

11.12The Directors may attend and speak at any Members Meeting and at any separate Members Meeting of the holders of any class or series of Shares.

11.13An action that may be taken by the Members at a Members Meeting may also be taken by a Resolution of Members consented to in writing by a Majority of the votes of Shares entitled to vote and voting thereon, without the need for any notice. If any Resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Members have consented to the resolution by signed counterparts.

11.14If the Company has only one Member the provisions herein contained for a Members Meeting do not apply and such sole Member has full power to represent and act for the Company in all matters as are by the Act, the Memorandum or these Articles required to be exercised by the Members. In lieu of minutes of a Members Meeting, the sole Member shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Members. Such a note or memorandum constitutes sufficient evidence of such Resolutions of Members for all purposes.

11.15In the case of an equality of votes, whether on a show of hands or on a poll, the Chairperson at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

12MEMBER'S REPRESENTATION AT A MEETING BY PROXY

12.1A Member may be represented at a Members Meeting by a Proxy who may speak and vote on behalf of that Member.

12.2The instrument appointing the Proxy must be produced:

(a)at the place designated for the Members Meeting to take place at which the Proxy proposes to vote; and

(b)before the time the Members Meeting at which the Proxy proposes to vote is scheduled to take place,

unless the notice of the Members Meeting at which the Proxy proposes to vote has specified an alternative or additional place or time at which the Proxy shall be presented.

12.3The instrument appointing a Proxy shall be in writing and substantially the following form, or such other form as the Chairperson shall accept as properly evidencing the wishes of the Member, appointing the Proxy.

Company Name: ____________________ (the “Company”)

Company Number: ____________________

In this appointment of a proxy, except where the context otherwise requires (or except where terms are defined herein) words and expressions shall have the same meanings assigned to them in the Company's memorandum and articles of association.

I am/We are a Member of the Company HEREBY APPOINT:

___________________________ of __________________________________________________

or failing him/her

___________________________ of __________________________________________________

to be my/our proxy to vote for me/us at the Members Meeting to be held on ______________________

at _____________________________________________ and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

_____________________________________

Signed by: (Name of Member)

Date:

12.4Where Shares are held jointly, by two or more Eligible Persons:

(a)each of the Eligible Person that holds Shares jointly may be present in person (or by Proxy) at a Members Meeting and may speak as a Member;

(b)if only one of the joint owners is present at a Members Meeting, in person or by Proxy, he or she may vote on behalf of all joint owners of the Share(s);

(c)if two or more of the joint owners are present at a Members Meeting, in person or by Proxy, they must vote as one; and

(d)if two or more of the joint owners are present at a Members Meeting, in person or by Proxy, and vote, it is the vote of the joint owner whose name appears first among such voting joint holders in the Register of Members alone that shall be counted.

13APPOINTMENT AND REMOVAL OF DIRECTORS

13.1The first Director(s) shall be appointed by the Registered Agent within six (6) months of the date of incorporation of the Company. Thereafter, the Directors shall be elected by Resolution of Members or by Resolution of Directors for such terms as these Articles and the Members or Directors may so determine.

13.2If, before the Company has any Members, the sole Director or all of the Directors appointed by the Registered Agent resign, die or otherwise cease to exist, the Registered Agent may appoint one or more further Eligible Persons as a Director.

13.3Subject to Sub-Regulation 13.2, the minimum number of Directors shall be one (1) and there shall be no maximum number of Directors.

13.4No Eligible Person shall be:

(a)appointed as a Director or as an Alternate Director; or

(b)nominated as a Reserve Director,

unless he or she has consented to be a Director, an Alternate Director, or to be nominated as a Reserve Director (as applicable).

13.5Each Director shall hold office for such period as may be determined by a Resolution of Directors or a Resolution of Members, save that for so long as the Shares in the Company are listed on any Designated Stock Exchange and unless removed in accordance with Sub-Regulations 13.10 or 13.11 below:

(a)each Director in office immediately prior to the first annual general meeting following the IPO Date shall retire at that annual general meeting unless re-elected in accordance with these Articles; and

(b)thereafter, each Director re-elected or otherwise appointed shall be appointed for a term expiring at the next-following annual general meeting of the Company where upon that Director shall retire unless re-elected in accordance with these Articles.

13.6If the Company does not fill the vacancy at the meeting at which a Director retires or otherwise, the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the Director is put to the meeting and lost. If a retiring Director is re-appointed he is treated as having remained a director continuously.

13.7Subject to Sub-Regulation 13.5, if there is no fixed term, the Director serves indefinitely until the earlier of:

(a)his or her disqualification to act as a Director under the Act (on which his or her office as Director shall be automatically terminated if he or she has not resigned in accordance with the Act); or

(b)his or her death; or

(c)his or her resignation; or

(d)the effective date of his or her removal by Resolution of Directors or Resolution of Members.

13.8A Director may resign his or her office by giving written notice of his or her resignation to the Company. Such resignation has effect from the date the notice is received by the Company at the Registered Office or from such later date as may be specified in the resignation notice. A Director shall resign forthwith as a Director if he or she is, or becomes, disqualified from acting as a Director under the Act.

13.9The following are disqualified for appointment as a Director:

(a)an individual who is under 18 years of age;

(b)a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act;

(c)a person who is a restricted person within the meaning of section 409 of the Insolvency Act; and/or

(d)an undischarged bankrupt.

13.10Sections 114(2) and 114(3) of the Act shall not apply to the Company. A Director may be removed from office, with or without cause, by a Resolution of Members.

13.11Sections 114(5) of the Act shall not apply to the Company. A Director may be removed from office, with or without cause, by a Resolution of Directors.

13.12The Directors may at any time appoint any Eligible Person to be a Director either to fill a vacancy or as an addition to the existing Directors. Where the Directors appoint an Eligible Person as Director to fill a vacancy, the term shall not exceed the term that remained when the Eligible Person who has ceased to be a Director ceased to hold office.

13.13A vacancy in relation to Directors occurs if a Director dies or otherwise ceases to hold office prior to the expiration of his or her term of office.

13.14A Director does not have to hold any Shares, but nevertheless shall be entitled to attend and speak at any Director Meeting and at any Members Meeting and at any separate meeting of the holders of any class of Shares.

13.15The Directors may, by Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

14ALTERNATE DIRECTORS

14.1Subject to Sub-Regulation 13.4, a Director may appoint an Eligible Person (who is not disqualified from being a director) to be his or her Alternate Director to:

(a)exercise the powers of the Appointing Director; and

(b)carry out the Appointing Director's responsibilities,

in relation to taking decisions by the Directors in the absence of the Appointing Director.

14.2An Alternate Director has the same rights as the Appointing Director in relation to any Resolution of Directors.

14.3Any exercise by an Alternate Director of the Appointing Director's powers in relation to the taking of decisions by the Directors, is as effective as if the powers were exercised by the Appointing Director.

14.4The Appointing Director may, at any time, terminate the Alternate Director's appointment.

14.5The appointment of an Alternate Director and the termination of an Alternate Director's appointment must be made in writing and written notice shall be given by the Appointing Director to the Company as soon as reasonably practicable so the appointment/termination can be noted on the Register of Directors.

14.6An Alternate Director has no power to appoint an alternate, whether of the Appointing Director or of the Alternate Director.

14.7An Alternate Director does not act as an agent of or for the Appointing Director.

15RESERVE DIRECTORS

15.1Subject to Sub-Regulation 13.4, a Controller may, by instrument in writing, nominate an Eligible Person (who is not disqualified from being a director) as a Reserve Director to act in his or her place in the event of his or her death.

15.2The nomination of a Reserve Director ceases to have effect if before the death of the Controller:

(a)he or she resigns as Reserve Director; or

(b)the Controller revokes the nomination (in writing); or

(c)the Controller ceases to be the sole Director and sole Member for any reason other than his or her death.

15.3The nomination of a Reserve Director and the written cessation of a Reserve Director's nomination must be made in writing and written notice shall be given by the Controller to the Company as soon as reasonably practicable, so the nomination/cessation can be noted on the Register of Directors.

16REGISTER OF DIRECTORS

16.1The Company shall maintain a Register of Directors that shall contain such information as is prescribed in the Act, a copy of which must be filed with the Registrar within:

(a)14 days of the appointment of the first Director(s); and

(b)21 days of any changes occurring to the Register of Directors.

16.2The Register of Directors may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original Register of Directors.

16.3The Register of Directors is prima facie evidence of any matters directed or authorised by the Act to be contained therein.

17DUTIES OF DIRECTORS

17.1When exercising his or her powers or performing his or her duties, a Director shall act honestly and in good faith and in a manner which he or she believes to be in the best interests of the Company.

17.2Notwithstanding Sub-Regulation 17.1 (even though it may not be in the best interests of the Company) a Director may act in a manner which he or she believes is in the best interests of:

(a)the Parent, if the Company is a wholly-owned Subsidiary;

(b)the Parent, if the Company is a Subsidiary (but not a wholly-owned Subsidiary) and the Members (other than the Parent) have provided their prior agreement to the Director acting in this manner; and

(c)the Member(s), if the Company is carrying out a joint venture between the Members and those actions are limited to actions connected to or with the joint venture.

17.3Each Director shall exercise his or her powers as a Director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Act, the Memorandum or these Articles.

17.4When exercising his or her powers and/or carrying out his or her duties, each Director must act in good faith, make proper inquiry where the need for the inquiry is indicated by the circumstances and have no knowledge that his or her reliance on the Company Records and/or such other information prepared for or supplied to him or her is not warranted.

17.5When exercising his or her powers and/or carrying out his or her duties, each Director:

(a)shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation the nature of the Company, the nature of the decision, the position of the Director and the nature of the responsibilities undertaken by him or her; and

(b)is, subject to Sub-Regulation 17.5(a), entitled to rely upon:

(i)the Company Records and/or such other information prepared for or supplied to the Director;

(ii)professional or expert advice given, by: (A) an employee of the Company whom the Director believes on reasonable grounds to be reliable and competent in relation to the matters concerned; (B) a professional adviser or expert in relation to matters which the Director believes on reasonable grounds to be within the person’s professional or expert competence; and/or (C) any other Director, or Committee upon which the Director did not serve, in relation to matters within the Director’s or Committee’s designated authority.

18DISCLOSURE OF INTERESTS

18.1A Director shall, forthwith after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the other Directors, unless the transaction or proposed transaction:

(a)is between the Director and the Company; and

(b)is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

For the avoidance of doubt, a disclosure is only made when it is brought to the attention of every Director.

18.2For the purposes of Sub-Regulation 18.1, the disclosure by a Director that he or she is a member, director, officer or trustee of another named entity or other Eligible Person, or has a fiduciary relationship with respect to the entity or other Eligible Person, and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure of interest, be entered into with the Company or that Director, is a sufficient disclosure of interest in relation to that transaction.

18.3A transaction entered into by the Company in respect of which a Director is interested is voidable by the Company unless the Director’s interest was disclosed in accordance with Sub-Regulation 18.1 prior to the Company entering into the transaction.

18.4Notwithstanding Sub-Regulation 18.3, a transaction entered into by the Company in respect of which a Director is interested is not voidable by the Company if:

(a)the material facts of the interest of the Director in the transaction are known by the Members entitled to vote at a Members Meeting and the transaction is approved or ratified by a Resolution of Members; or

(b)the Company received fair value for the transaction.

A determination as to whether or not the Company receives fair value for a transaction shall be made on the basis of the information known to the Company and the interested Director at the time that the transaction was entered into.

18.5	A Director who is interested in a transaction entered into or to be entered into by the Company may:

(a)vote on a matter relating to the transaction;

(b)attend a Director Meeting at which a matter relating to the transaction arises and be included among the Directors present at the Director Meeting for the purposes of a quorum; and

(c)sign a document on behalf of the Company, or do any other thing in his or her capacity as a Director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

19POWERS OF DIRECTORS

19.1The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors. The Directors have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The Directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act, by the Memorandum or by these Articles required to be exercised by the Members.

19.2Any Director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at Director Meeting, with respect to the signing of consents or otherwise.

19.3The Directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

19.4All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

19.5Section 175 of the Act shall not apply. The Directors may, by Resolution of Directors, determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

19.6The continuing Directors may act notwithstanding any vacancy in their body.

20PROCEEDINGS OF DIRECTORS

20.1The Directors or any Committee may meet at such times and in such manner and places within or outside the British Virgin Islands as the Directors may determine to be necessary or desirable.

20.2Any Director may call a Director Meeting by sending a written notice to each other Director. Subject to Sub-Regulation 20.3, a Director shall be given not less than three (3) Business Days' notice of a Director Meeting.

20.3A Director Meeting held without (or on less than) three (3) Business Days' notice being given to all of the Directors is valid if all of the Directors entitled to vote at the Director Meeting who do not attend have waived the notice of the Director Meeting. For the avoidance of doubt, the presence of a Director at the Director Meeting shall constitute a waiver by that Director (unless he or she objects in writing before or at the Director Meeting).

20.4The inadvertent failure to give notice of a Director Meeting, or the fact that a Director has not received the notice, shall not invalidate the Director Meeting.

20.5A Director Meeting is duly constituted for all purposes if at the commencement of the Director Meeting there are present in person (or by its Alternate Director) a Majority of the total number of Directors, unless there are only two (2) Directors in which case the quorum will be two (2).

20.6A Director shall be deemed to be present at a Director Meeting if:

(a)the Director (or by its Alternate Director) participates by telephone or other electronic means; and

(b)all Directors (or by its Alternate Director) participating in the Director Meeting are able to hear each other.

20.7If within half an hour from the time appointed for the Director Meeting a quorum is not present, the Director Meeting shall be dissolved.

20.8At a Directors Meeting, the Directors may elect a Chairperson of the Board and determine the period for which he or she is to hold office. If no such Chairperson of the Board is elected, or if at any Director Meeting the Chairperson of the Board is not present at the time appointed for holding the Director Meeting, the Directors present may choose one of their number to be Chairperson of the Board for the Director Meeting. If the Directors are unable to choose a Chairperson of the Board, for any reason, then the longest serving Director present at the Director Meeting shall preside as the Chairperson of the Board.

20.9Questions arising at any Director Meeting shall be decided by a Majority of votes. In case of an equality in votes the Chairperson of the Board shall have a second or casting vote.

20.10Any action that may be taken by the Directors at a Directors Meeting or by a Committee Members at a Committee Meeting may also be taken by a Resolution of Directors or a resolution of a Committee Members consented to in writing by a Majority of Directors or by a Majority of Committee Members, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more Directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last Director has consented to the resolution by signed counterparts.

20.11If the Company has only one Director the provisions herein contained for Director Meetings do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or these Articles required to be exercised by the Members. In lieu of minutes of a Director Meeting the sole Director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such Resolution of Directors for all purposes.

21COMMITTEES

21.1Subject to Sub-Regulation 21.2, the Directors may designate one or more Committees and delegate any one or more of their powers, including the power to affix the Seal, to the Committee.

21.2The Directors have no power to delegate any of the Prohibited Powers to a Committee.

21.3Where the Directors delegate their powers to a Committee, they remain responsible for the exercise of that power by the Committee, unless they believed on reasonable grounds that at all times before the exercise of the power that the Committee would exercise the power in conformity with the duties imposed on directors by the Act.

21.4A Committee, where authorised by the Resolution of Directors appointing such Committee or by a subsequent Resolution of Directors, may appoint a sub-committee and delegate powers exercisable by the Committee to the sub-committee.

21.5The Committee Meeting, consisting of 2 or more Directors, shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the Committee.

21.6The Board shall establish an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee as required in accordance with the Exchange Rules. Each of these Committees shall be empowered to do all things necessary to exercise the powers of such Committee delegated to that Committee in accordance with these Articles. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee shall consist of at least three Directors (or such larger minimum number as may be required from time to time by the Exchange Rules). The majority of the Committee Members on each of the Compensation Committee and Nominating and Corporate Governance committee shall be Independent Directors. The Audit Committee shall be made up of such number of Independent Directors as required from time to time by the Exchange Rules or otherwise required by applicable law.

22OFFICERS

22.1The Directors may, by a Resolution of Directors, appoint an Eligible Person to be an Officer at such times as shall be considered necessary or expedient.

22.2The emoluments of all Officers shall be fixed by Resolution of Directors.

22.3An Officer:

(a)does not need be a Director or Member; and

(b)may hold more than one office in the Company (e.g. it may be the secretary and the vice-president of the Company.

22.4Each Officer shall:

(a)consent (in writing) to their appointment as an Officer;

(b)hold office until its successor is duly appointed or it is removed, with or without cause, by Resolution of Directors; and

(c)perform such duties as shall be prescribed at the time of their appointment, subject to any modifications in such duties as may be prescribed by the Directors thereafter.

22.5Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

22.6An Officer that is a body corporate may appoint any person as its duly authorised representative for the purpose of representing it and of transacting any of the business of an Officer.

23AGENTS

23.1The Directors may, by Resolution of Directors, appoint an Eligible Person to be an Agent.

23.2An Agent has no right to carry out any of the Prohibited Powers.

23.3Subject to Sub-Regulation 23.2, an Agent shall have such powers and authority of the Directors, including the power and authority to affix the Seal and to exercise the power an authority granted in the Memorandum, these Articles or in the Resolution of Directors appointing the Agent, except that no Agent has any power or authority to:

(a)change the Registered Agent of the Registered Office; or

(b)fix emoluments of Directors; or

(c)authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

23.4The Resolution of Directors appointing an Agent may authorise the Agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the Agent by the Company.

23.5The Directors may remove an Agent and may revoke or vary a power conferred on him or her by a Resolution of Directors.

24INDEMNIFICATION AND INSURANCE

24.1Subject to the limitations provided in this Regulation 24, the Company may indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any Eligible Person who is or was:

(a)a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the Eligible Person is or was a Director; or

(b)at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

24.2Sub-Regulation 24.1 does not apply unless the Eligible Person acted honestly and in good faith and in what he or she believed to be in the best interests of the Company and, in the case of criminal proceedings, the Eligible Person had no reasonable cause to believe that his or her conduct was unlawful.

24.3For the purposes of Sub-Regulation 24.2, a Director acts in the best interests of the Company if he or she acts in the best interests of the Parent or Member (or Members), in either case, in the circumstances specified in the Act, as the case may be.

24.4The decision of the Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

24.5The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Eligible Person did not act honestly and in good faith and with a view to the best interests of the Company or that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

24.6Expenses, including legal fees, incurred by a Director (or a former director) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Director (or a former director) to repay the amount if it shall ultimately be determined that the Director (or a former director) is not entitled to be indemnified by the Company in accordance with Sub-Regulation 24.1 and upon such other terms and conditions, if any, as the Company deems appropriate.

24.7The indemnification and advancement of expenses provided by, or granted pursuant to, this Regulation 24 is not exclusive of any other rights to which the Eligible Person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested directors or otherwise, both as to acting in the Eligible Person’s official capacity and as to acting in another capacity while serving as a Director.

24.8If an Eligible Person referred to in Sub-Regulation 24.1 has been successful in defence of any proceedings referred to Sub-Regulation 24.1, the Eligible Person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the Eligible Person in connection with the proceedings.

24.9The Company shall not indemnify an Eligible Person in breach of Sub-Regulation 24.2, and any indemnity given in breach of Sub-Regulation 24.2 is void and of no effect.

24.10The Company may purchase and maintain insurance in relation to any Eligible Person who is or was a Director, Officer or liquidator of the Company, or who at the request of the Company is or was serving as a Director, Officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the Eligible Person and incurred by the Eligible Person in that capacity, whether or not the Company has or would have had the power to indemnify the Eligible Person against the liability as provided in these Articles.

25SEAL

25.1The Company shall have a Seal and an imprint of the Seal shall be kept at the Registered Office.

25.2The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors.

25.3Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one Director or other Eligible Person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings.

25.4The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised Eligible Person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

25.5A document requiring authentication or attestation by the Company may be signed by a Director, a secretary or by an authorised Agent, and need not be under its Seal.

26ENTRY INTO CONTRACTS AND DEEDS

26.1A contract may be entered into by the Company as follows:

(a)a contract that, if entered into by an individual, would be required by law to be in writing and under seal, may be entered into by or on behalf of the Company in writing under the Seal, and may be varied or discharged in the same manner;

(b)a contract that, if entered into by an individual, would be required by law to be in writing and signed, may be entered into by or on behalf of the Company in writing and signed by an Eligible Person acting under the express or implied authority of the Company, and may be varied or discharged in the same manner; and

(c)a contract that, if entered into by an individual, would be valid although entered into orally, and not reduced to writing, may be entered into orally by or on behalf of the Company by an Eligible Person acting under the express or implied authority of the Company, and may be varied or discharged in the same manner.

26.2A contract entered into in accordance with this Regulation 26 is valid and is binding on the Company and its successors and all other parties to the contract.

26.3Notwithstanding Sub-Regulation 26.1, an instrument or deed executed by or on behalf of the Company by a Director or an authorised Agent is not invalid by reason only of the fact that the Seal is not affixed to the instrument or deed.

26.4Notwithstanding Sub-Regulation 26.1, an instrument is validly executed by the Company as a deed or an instrument under seal if it is either:

(a)sealed with the Seal and witnessed by a Director; or

(b)is expressed to be, or is expressed to be executed as, or otherwise makes clear on its face that it is intended to be, a deed and it is signed by a Director or by an Eligible Person acting under the express or implied authority of the Company.

27REGISTER OF CHARGES

27.1The Company must maintain a Register of Charges at the Registered Office, which must confirm:

(a)the name and address of each secured party;

(b)details of each security document it has entered into that creates a charge over the Company's assets;

(c)a short description of the liabilities secured and property charged by each security document; and

(d)details of any prohibition or restrictions on the Company's power to create any future charges.

27.2If a charge entered on the Register of Charges is amended, the Company must notify its Registered Agent witling 14 days of such change, so the Register of Charges can be updated.

27.3The Company may elect to file a copy of its Register of Charges with the Registrar, to make it available for public inspection and to obtain priority ranking for the secured party.

28COMPANY RECORDS

28.1The Company shall keep the following at the Registered Office:

(a)the Memorandum and these Articles;

(b)the Company Records;

(c)copies of all notices and other documents filed by the Company in the previous ten years;

(d)the Register of Charges; and

(e)an imprint of the Seal.

28.2The Company shall keep the Company Records at the Registered Office or at such other place(s) or places, within or outside the British Virgin Islands, as the Directors may determine. Until the Directors determine otherwise by Resolution of Directors, the Company shall keep the original Registers at the Registered Office.

28.3If a copy of the Registers (rather than the original) is not maintained at the Registered Office, the Company must inform the Registered Agent (in writing) of any change to the Register and provide the Registered Agent with a copy of the updated Register, within 15 days of such change.

28.4If any of the Company Records are kept in a location other than the Registered Office, the Company shall provide the Registered Agent with a written record of:

(a)the physical address of the place at which each of the Company Records are kept; and

(b)the name of the person who maintains and controls each of the Company Records.

28.5If the location at which any of the Company Records are kept, or the name of the person who maintains and controls any of the Company Records changes, the Company shall, within 14 days of the change provide its Registered Agent with:

(a)the physical address of the place at which each of the Company Records are kept; and

(b)the name of the person who maintains and controls each of the Company Records.

28.6The Company Records shall be open to the inspection of the Directors at all times.

28.7The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the Company Records or any of them shall be open to the inspection of Members (not being Directors), and no Member (not being a Director) shall have any right to inspect any Company Records except as conferred by the Act or authorised by a Resolution of Directors.

28.8The Company Records shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

29ACCOUNTS AND AUDITORS

29.1The Company shall maintain records and documents (and underlying documentation), which are sufficient to show and explain the Company's transactions and enable the Company (at any time) to determine the financial position of the Company with reasonable accuracy (the “Records and Documents”), which for the avoidance of doubt includes accounts in relation to:

(a)all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)all sales and purchases of goods by the Company; and

(c)the assets and liabilities of the Company;

29.2The Company may by Resolution of Shareholders call for the Directors to prepare periodically and make available a profit and loss account and a balance sheet (the “Balance Sheet”). The Balance Sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

29.3The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

29.4The Company may appoint an auditor (the “Auditor”). The Auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

29.5A Member may be an Auditor. However, no Director or Officer can be an Auditor during their continuance in office.

29.6The remuneration of the Auditors may be fixed by Resolution of Directors.

29.7The Auditors shall examine each Balance Sheet required to be laid before a Members Meeting or otherwise given to Members and shall state in a written report whether or not:

(a)in their opinion the Balance Sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)all the information and explanations required by the Auditors have been obtained.

29.8The report of the Auditors shall be annexed to the accounts and shall be read at the Members Meeting at which the accounts are laid before the Company or shall be otherwise given to the Members.

29.9The Auditors shall be entitled to receive notice of, and to attend any Members Meeting at which the Balance Sheet is to be presented.

29.10Each Auditor shall, at all times, have the right to access the Company Records, and shall be entitled to such information and explanations as he or she thinks necessary for the performance of his or her duties.

30NOTICES

30.1Any Notice or document, whether or not, to be given or issued under these Articles from the Company to a Member shall be in writing or by cable, telex or facsimile transmission message or other form of electronic transmission or communication and any such Notice and document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Registrar of Members or at any other address supplied by him to the Company for the purpose or, as the case may be, transmitting it to any such address or transmitting it to any telex or facsimile transmission number or electronic number or address or website supplied by him to the Company for the giving of Notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the Notice being duly received by the Member or may also served by advertisement in appropriate newspaper in accordance with the requirements of the Designated Stock Exchange or, to the extent permitted by the applicable laws, by placing it on the Company’s website and giving to the member a notice or other document is available there (a “notice of availability”). The notice of availability may be given to a Member by any of the means set out above. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

30.2Any Notice or other document:

(a)

if served or delivered by post shall be deemed to have been served or delivered on the fifth (5th) day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in providing such service or delivery shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by Secretary or other officer of the Company or other person appointed by the Board that the envelope and wrapper containing the Notice or other document was so addressed and put into the post shall be conclusive evidence thereof.

(b)

if sent by electronic communication, shall be deemed to be given on the day on which it is transmitted from the server of the Company or its agent. A Notice placed on the Company’s website is deemed given by the Company to a Member on the day following that on which a notice of availability is deemed served on the Member; and

(c)

if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the

Board as to the act and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof.

30.3Any Notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service of delivery of the Notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

30.4A Notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

30.5Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every Notice on respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

30.6For the purpose of these Articles, a cable or telex or facsimile or electronic transmission message purporting to comer from a holder of shares or, as the case may be, a Director, or in the case of corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it or its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director in the terms in which it is received.

31CONTINUATION

The Company may, by a Resolution of Directors or by a Resolution of Members, continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws and in accordance with the Act.

32VOLUNTARY LIQUIDATION

32.1The Company may be voluntarily liquidated under Part XII of the Act if it can satisfy the Solvency Test.

32.2Subject to the Act, the Company may by Resolution of Shareholders or by Resolution of Directors appoint an eligible individual as voluntary liquidator (alone or jointly with one or more other voluntary liquidators).

33EXCLUSIVE JURISDICTION

33.1Subject to the Article 33.2, to the fullest extent permitted by applicable law:

(a)

each party hereby agrees that, unless the Board of Directors consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine all Disputes and, for such purposes, hereby irrevocably submits to the jurisdiction of the courts of the British Virgin Islands; and

(b)

each party hereby irrevocably waives any objection which it might now or hereafter have to the courts of the British Virgin Islands being nominated as the forum to hear and determine such Dispute and undertakes and agrees not to claim any such court is not convenient or appropriate forum.

33.2To the fullest extent permitted by applicable laws, unless the Board of Directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Securities Exchange Act.

33.3Each person who is or who at any time becomes a Member or otherwise acquires any interest in shares of the Company shall be deemed to have notice of, and to have consented to, the provisions of this Article 33.

33.4For the purpose of these Article 33:

(a)

“Dispute” means (i) any dispute, suit, action, proceedings, controversy or claim of any kind arising out of or in connection with the Memorandum and/or these Articles, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, the Memorandum and/or these Articles; or (y) any non-contractual obligations arising out of or in connection with the Memorandum and/or these Articles; or (ii) any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in the name of the Company or any application for permissions to bring a derivative action), proceedings, controversy or claim of any kind relating or connected to the Company, the Board, the Company's officers, the Company’s management or the Members arising out of or in connection with the Act, the Insolvency Act, 2003 of the British Virgin Islands, any other legalisation or common law of the British Virgin Islands affecting any relationship between the Company, its Members and/or its directors and officers (or any of them) or any rights and duties established hereby (including, without limitation, Division 3 of Part VI and Part XI of the Act and section 162(1)(b) of the Insolvency Act, 2003, and fiduciary or other duties owed by any director, officer or shareholder of the Company to the Company or the Company’s shareholders); and

(b)

“party” means (i) the Company, (ii) each Member, (iii) each former Member (with intention and affect that each former Member shall continue to be bound by the Article 33 notwithstanding that such former Member has transferred all its Shares or otherwise ceased to be a Member); (iv) each director and officer of the Company; (v) each former director and officer(with the intention and affect that each former director and officer shall continue to be bound by this Article 33 notwithstanding such former Member has ceased to be a director or officer); and (vi) any successor, assignee or other person claiming through a person referred to in (i), (ii), (iii), (iv) or (v) above.

We, Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar of Corporate Affairs for the incorporation of the Company this 23rd day of November, 2018.

Incorporator
Sgd: Alyson Parker / Ann Penn
Alyson Parker / Ann Penn

Authorised Signatories
Sertus Incorporations (BVI) Limited